Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Investor Contact:

Ina McGuinness

ICR, Inc.

310.954.1100

CLEAN ENERGY FUELS’ VOLUME AND ADJUSTED EBITDA ROSE IN THE FOURTH QUARTER OF 2009

•                  Gallons Sold Increases 58% for the Fourth Quarter Over Prior-Year Period To 29.5 Million Gallons

•                  Adjusted EBITDA Increases $8.8 Million for the Fourth Quarter over Prior-Year Period to $5.6 Million

Seal Beach, Calif. — March 10, 2010 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the fourth quarter and year ended December 31, 2009.

Gasoline gallon equivalents (Gallons) delivered during the fourth quarter of 2009 totaled 29.5 million, up 58% from 18.7 million Gallons in the same period a year ago.  For the year, volume increased 37% to 101.0 million Gallons, compared with 73.5 million Gallons in 2008.  Gallons include the Company’s sales of CNG, LNG, and biomethane and the Gallons associated with providing operations and maintenance services.

Adjusted EBITDA for the fourth quarter of 2009 was $5.6 million, compared to a loss of $3.2 million in the fourth quarter of 2008.  Adjusted EBITDA for 2009 was $15.5 million, compared with a loss of $6.8 million for 2008.  Adjusted EBITDA is described below and reconciled to the GAAP measure operating income (loss) attributable to Clean Energy.

Non-GAAP earnings per share for the fourth quarter of 2009 was $0.02, compared to a non-GAAP loss per share of $0.12 in the fourth quarter of 2008.  Non-GAAP loss per share for 2009 was $0.03, compared with $0.33 for 2008.  Non-GAAP EPS (or Non-GAAP earnings/loss per share) is described below and reconciled to the GAAP measure net income (loss) per share.

Net loss for the fourth quarter of 2009 was $1.9 million, or $0.03 per share, and was $23.7 million, or $0.49 per share, in the fourth quarter of 2008.  For 2009, the net loss was $33.2 million, or $0.60 per share, compared to a net loss of $44.5 million, or $0.98 per share, for 2008.  The fourth quarter and full year 2008 amounts include non-recurring charges of $14.9 million and $18.6 million, respectively, related to a California bond initiative.  The fourth quarter and full year 2009 amounts include a gain of $0.4 million and a loss of $17.4 million, respectively, related to accounting treatment that requires the Company to value its Series I warrants and mark them to market.

Revenue for the quarter ended December 31, 2009 totaled $42.2 million, compared with $28.3 million for the fourth quarter of 2008.  For the year ended December 31, 2009, revenue totaled $131.5 million, compared with $125.9 million for 2008.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We are pleased with our improved financial results and our volume growth for the year, which was achieved through growth in each of our key markets of refuse, regional trucking, airports and transit. This is particularly noteworthy in light of the tough economic climate in 2009. The fact that we saw acceleration in station construction and deal flow at a time when all of our customers were focused on cutting their costs is really a testament to the elevated importance of cleaner fuels that we are seeing in this country.  With $67.1 million in cash and cash equivalents on hand at year end, we believe we are well positioned to continue to grow our business in 2010.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principals (“GAAP”), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA.  Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision making, and as a means to evaluate period-to-period comparisons on a consistent basis.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results.  In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of our business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.  In future quarters, the Company may make adjustments for additional non-recurring significant expenditures or other significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results.  The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating loss as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy, plus employee-related stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and for 2008, plus certain non-recurring charges related to a California bond initiative, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis.  The Company’s management believes that presenting non-GAAP EPS, excluding non-cash charges related to stock-based compensation, provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance.  Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is subject to a number of subjective assumptions, and the amount of the loss or gain is derived from market forces outside of management’s control.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2008*	2009	2008*	2009
Net Income (Loss) Attributable to Clean Energy	$(23,740,099)	$(1,917,305)	$(44,462,674)	$(33,248,701)
Employee Stock Based Compensation, Net of Tax
Benefits	2,953,323	3,498,752	10,735,861	14,070,888
California Ballot Initiative Expenditures	14,900,000	—	18,647,250	—
Mark-to-Market (Gain) Loss on Series I Warrants	—	(441,919)	—	17,366,754
Adjusted Net Income (Loss)	(5,886,776)	1,139,528	(15,079,563)	(1,811,059)
Diluted Weighted Average Common Shares Outstanding	48,041,811	59,750,687	45,367,991	55,021,961
Non-GAAP Earnings (Loss) Per Share	$(0.12)	$0.02	$(0.33)	$(0.03)

*The three-month and year ended December 31, 2008 loss amounts include approximately $0.3 million and $0.6 million, respectively, of losses on certain futures contracts related to a fixed-price customer contract bid that did not qualify for hedge accounting.  We no longer enter into fixed-price customer contracts unless we hedge our natural gas commodity exposure under the contract or obtain pre-approval from our Derivative Committee not to hedge the contract.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus employee-related stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and for 2008, plus certain non-recurring charges related to a California bond initiative.  Management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2008*	2009	2008*	2009
Net Income (Loss) Attributable to Clean Energy	$(23,740,099)	$(1,917,305)	$(44,462,674)	$(33,248,701)
Income Tax Expense	90,000	94,299	289,141	303,501
Interest (Income) Expense, Net	(447,474)	(336,197)	(1,630,436)	31,989
Depreciation and Amortization	3,065,705	4,735,092	9,623,672	16,991,695
Employee Stock Based Compensation, Net of Tax
Benefits	2,953,323	3,498,752	10,735,861	14,070,888
California Ballot Initiative Expenditures	14,900,000	—	18,647,250	—
Mark-to-Market (Gain) Loss on Series I Warrants	—	(441,919)	—	17,366,754
Adjusted EBITDA	$(3,178,545)	$5,632,722	$(6,797,186)	$15,516,126

*The three-month and year ended December 31, 2008 loss amounts include approximately $0.3 million and $0.6 million, respectively, of losses on certain futures contracts related to a fixed-price customer contract bid that did not qualify for hedge accounting.  We no longer enter into fixed-price customer contracts unless we hedge our natural gas commodity exposure under the contract or obtain pre-approval from our Derivative Committee not to hedge the contract.

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing 877.407.4018 from the U.S.  International callers can dial 201.689.8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, March 24, 2010, by dialing 877.660.6853 from the U.S., or 201.612.7415 from international locations, and entering account number 3055 and conference ID number 344398.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy Fuels is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling approximately 17,800 vehicles at 196 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron California, with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas, TX that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.  Clean Energy also owns BAF Technologies, Inc., which is a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pickup trucks and shuttle busses.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for products and services from new and existing customers and the Company’s ability to continue to grow its business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the U.S. government’s failure to renew the Volumetric Excise Tax Credit for CNG and LNG, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s success in obtaining government grants or subsidies for alternative fuel providers, the unpredictability of the legislative process, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-K filed on March 10, 2010 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2008 and 2009

	December 31,
	2008	2009
Assets
Current assets:
Cash and cash equivalents	$36,284,431	$67,086,965
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $657,734 and $898,423 as of December 31, 2008 and December 31, 2009, respectively	10,530,638	16,339,730
Other receivables	12,995,507	8,862,213
Inventory, net	3,110,731	6,217,133
Deposits on LNG trucks	6,197,746	445,372
Prepaid expenses and other current assets	3,542,387	6,948,520
Total current assets	75,161,440	108,399,933
Land, property and equipment, net	160,593,665	172,182,436
Capital lease receivables	364,500	1,311,054
Notes receivable and other long-term assets	7,176,755	6,875,364
Investments in other entities	4,879,604	10,536,405
Goodwill	20,797,878	21,572,020
Intangible assets, net of accumulated amortization	21,400,558	34,921,361
Total assets	$290,374,400	$355,798,573
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,232,875	$2,439,263
Accounts payable	14,276,591	14,775,406
Accrued liabilities	10,253,454	9,695,443
Deferred revenue	1,060,582	2,691,007
Total current liabilities	27,823,502	29,601,119
Long-term debt and capital lease obligations, less current portion	22,850,927	9,781,425
Other long-term liabilities	2,297,446	36,039,864
Total liabilities	52,971,875	75,422,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 50,238,212 shares and 59,840,151 shares at December 31, 2008 and December 31, 2009, respectively	5,024	5,984
Additional paid-in capital	346,466,999	424,580,895
Accumulated deficit	(113,549,257)	(149,410,111)
Accumulated other comprehensive income	853,837	2,012,573
Total stockholders’ equity of Clean Energy Fuels Corp.	233,776,603	277,189,341
Noncontrolling interest in subsidiary	3,625,922	3,186,824
Total equity	237,402,525	280,376,165
Total liabilities and equity	$290,374,400	$355,798,573

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Periods and Years Ended

December 31, 2008 and 2009

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009

Revenue:
Product revenues	$26,538,990	$37,134,776	$120,160,795	$116,635,271
Service revenues	1,748,518	5,068,500	5,705,738	14,868,006
Total revenues	28,287,508	42,203,276	125,866,533	131,503,277
Operating expenses:
Cost of sales:
Product cost of sales	20,978,550	23,980,457	97,014,917	76,766,162
Service cost of sales	650,275	2,333,965	1,752,668	6,154,705
Derivative (gains) losses:
Futures contracts	270,429	—	611,175	—
Series I warrant valuation	—	(441,919)	—	17,366,754
Selling, general and administrative	27,290,790	13,860,235	62,415,554	47,509,662
Depreciation and amortization	3,065,705	4,735,092	9,623,672	16,991,695
Total operating expenses	52,255,749	44,467,830	171,417,986	164,788,978
Operating loss	(23,968,241)	(2,264,554)	(45,551,453)	(33,285,701)
Interest income (expense), net	447,474	336,197	1,630,436	(31,989)
Other income (expense), net	(180,336)	(16,575)	(169,159)	(310,570)
Income (loss) from equity method investments	(67,745)	113,800	(188,186)	243,962
Loss before income taxes	(23,768,848)	(1,831,132)	(44,278,362)	(33,384,298)
Income tax expense	(90,000)	(94,299)	(289,141)	(303,501)
Net loss	(23,858,848)	(1,925,431)	(44,567,503)	(33,687,799)
Loss (income) of noncontrolling interest	118,749	8,126	104,829	439,098
Net loss attributable to Clean Energy Fuels Corp.	$(23,740,099)	$(1,917,305)	$(44,462,674)	$(33,248,701)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.49)	$(0.03)	$(0.98)	$(0.60)
Diluted	$(0.49)	$(0.03)	$(0.98)	$(0.60)

Weighted average common shares outstanding
Basic	48,041,811	59,750,687	45,367,991	55,021,961
Diluted	48,041,811	59,750,687	45,367,991	55,021,961

Included in net loss are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009
Construction Revenues	1.1	2.1	1.7	7.3
Construction Cost of Sales	(1.0)	(2.0)	(1.4)	(6.6)
Fuel Tax Credits	4.0	3.7	17.2	15.5
Stock Option Expense, Net of Tax Benefits	(2.9)	(3.5)	(10.7)	(14.1)